Exhibit 23

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


TO:  Arizona Aircraft Spare, Inc.


As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 27, 2004 included in the Arizona Aircraft Spares Inc. Annual Report on Form 10-KSB for the year ended December 31, 2003, and to all references to our firm included in this Registration Statement.



/s/  RUSSELL BEDFORD STEFANOU MIRCHADANI
RUSSELL BEDFORD STEFANOU MIRCHADANI

New York, New York
June 14, 2004